EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152448, effective July 22, 2008) of Vanguard Natural Resources, LLC of our reports dated March 10, 2009, relating to the consolidated financial statements, and the effectiveness of Vanguard Natural Resources, LLC’s internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
Houston, Texas

February 4, 2010